Exhibit 10.2

EXECUTION COPY

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (“Amendment”) to the Employment Agreement, effective as of March 17, 2008, is made by and between John C. Siemer (the “Executive”) and Point Blank Solutions, Inc. (alone or together with all divisions, subsidiaries, and groups, the “Company”) and amends that certain employment agreement, dated September 28, 2006, (the “Employment Agreement”), between the Executive and Point Blank Solutions, Inc. Except as so amended, the Employment Agreement otherwise remains in full force and effect.

WHEREAS, the parties previously entered into the Employment Agreement to provide for the Executive’s services as Chief Operating Officer and Chief of Staff of the Company; and

WHEREAS, the Executive and the Company desire to amend the Executive’s Employment Agreement on the terms set forth herein to establish certain payments due to the Executive on termination by the Company of Executive’s employment other than for Cause, death or disability, or termination by Executive for Good Reason;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AMOUNT PAYABLE TO EXECUTIVE ON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Section 7.6(b) is hereby amended and restated in its entirety to read as follows:

(b) Other than for Cause, Death or Disability; Good Reason. If, during the Employment Period, the Company terminates the Executive’s employment, other than for Cause, death or disability, or if the Executive terminates his employment for Good Reason, the Company shall, subject to the Executive’s continued full performance of his obligations set forth in Section 5 hereof, in addition to the amounts payable under paragraph (a) above, pay to the Executive (or his estate, beneficiary or legal representative) in twelve equal monthly installments commencing on the first day of the month following the date of termination, the sum of (x) the Executive’s annual base salary then in effect, plus (y) the Executive’s target bonus, if any, for the fiscal year in which the date of termination occurs. In addition, the Executive and the Executive’s eligible spouse, dependents and beneficiaries will continue to be eligible to participate in the company’s health, medical, disability, life and other insurance plans (subject to the Executive’s making required contributions to such plans) for a period of twelve months following the date of termination (or the Company will provide equivalent benefits for such period), provided that all such continuing benefits shall cease upon the date on which the Executive becomes eligible to receive comparable benefits from a subsequent employer.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, this Amendment to Employment Agreement has been signed by the parties hereto on the date set forth below.

POINT BLANK SOLUTIONS INC.	JOHN C. SIEMER

By

Date	Date

[Signature Page to Amendment to Siemer Employment Agreement]